UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2025

Carter’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Phipps Tower,
3438 Peachtree Road NE, Suite 1800
Atlanta, Georgia 30326
(Address of principal executive offices, including zip code)
(678) 791-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	CRI	New York Stock Exchange
Series A Preferred Stock Purchase Rights	-	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2025, The William Carter Company (the “Company”), a wholly-owned subsidiary of Carter’s, Inc. (“Carter’s”), entered into a new five-year senior secured asset-based revolving credit facility of up to $750 million (the “ABL Facility”). The ABL Facility replaced the Company’s existing secured revolving credit facility. Borrowings under the ABL Facility will mature, and lending commitments thereunder will terminate, five years after the closing date of the ABL Facility. The ABL Facility consists of a $750 million U.S. dollar revolving credit facility, up to $100 million of which may be drawn in Canadian dollars, Euros, Pounds Sterling, or other currencies agreed to by the applicable lenders. The ABL Facility is inclusive of a $100 million sub-limit for letters of credit and a swing line sub-limit equal to $50 million. Up to $40 million of letters of credit under the ABL Facility may be drawn in Canadian dollars, Euros, Pounds Sterling, or other currencies agreed to by the applicable lenders. The Company and the Company’s wholly-owned subsidiary, The Genuine Canadian Corp., are both borrowers (“borrowers”) under the ABL Facility.

The ABL Facility provides the borrowers with the right to request additional U.S. dollar commitments in an aggregate amount not to exceed the sum of (x) $150.0 million and (y) the amount by which the borrowing base exceeds the total commitments at such time. The ABL Facility provides for an excess availability-based pricing grid which determines an interest rate for borrowings, calculated as the applicable floating benchmark rate plus a credit spread adjustment, if any, plus an amount ranging from 1.25% to 1.50% based on average daily excess availability.

The ABL Facility is unconditionally guaranteed by Carter’s and certain of the borrowers’ existing direct and indirect domestic subsidiaries. Generally, obligations under the ABL Facility, and the guarantees of those obligations are secured, subject to certain exceptions, by substantially all of Carter’s assets and the assets of the borrowers and each of the subsidiary guarantors, including (1) a first-priority pledge by Carter’s of all of the capital stock of the Company and by the Company of the capital stock directly held by the Company and the subsidiary guarantors (which pledge, in the case of the capital stock of any foreign subsidiary (other than any Canadian subsidiaries), is limited to 65% of the stock of any such first-tier non-Canadian foreign subsidiary), and (2) a first-priority security interest in substantially all of Carter’s, the borrowers’ and the subsidiary guarantors’ tangible and intangible assets, in each case, subject to certain customary exceptions.

The ABL Facility contains various covenants, including those that restrict the Company’s ability and the ability of its restricted subsidiaries to incur certain indebtedness, pay dividends or make distributions or other restricted payments, or to grant certain liens on their respective property or assets, among other things. The ABL Facility also includes a springing financial covenant, consisting of, if the excess availability falls below certain thresholds, a fixed charge coverage ratio not to be less than 1.00 to 1.00. The fixed charge coverage ratio is defined as the ratio of

•(1) the Company’s consolidated net income before interest, taxes, depreciation and amortization, with certain adjustments, minus (2) the unfinanced portion of all capital expenditures (excluding any capital expenditure made in an amount equal to all or part of the proceeds, applied within 12 months of receipt thereof, of (x) any casualty insurance, condemnation or eminent domain or (y) any sale of assets); to

•the sum of (1) the Company’s consolidated cash debt service charges, plus (2) consolidated cash net income taxes (or restricted payments made for such purpose), net of refunds received, plus (3) certain restricted payments.

The covenants limiting investments, dividends and other restricted payments each permit the restricted actions in an unlimited amount, subject to compliance with (i) either both (a) excess availability is greater than the greater of (x) $93.75 million and (y) 15% of the lesser of commitments and the applicable borrowing base (net of reserves) at all times in the past 30 days (and immediately after giving effect to the applicable transaction) and (b) a pro forma fixed charge coverage ratio of 1.00:1.00, or (2) the excess availability is greater than the greater of (x) $131.25 million and (y) 20% of the lesser of commitments and the applicable borrowing base (net of reserves) at all times in the past 30 days (and immediately after giving effect to the applicable transaction) and (ii) no event of default continuing. The covenants permit incurrence of unsecured indebtedness in an unlimited amount, subject to compliance with, among others, a pro forma fixed charge coverage ratio of 1.25:1.00. The ABL Facility also contains certain customary affirmative covenants and events of default.

As of November 17, 2025, the Company estimates that, as calculated pursuant to the ABL Facility, it has a borrowing base of approximately $799 million and availability under the ABL Facility of approximately $743 million (after taking into account outstanding letters of credit rolled over into the ABL Facility from the prior cash-flow facility).

The foregoing description is a summary of the material terms of the credit agreements for the ABL Facility, is not complete, and is subject to, and qualified in its entirety by, the complete text of the agreement which is filed with this Current Report on Form 8-K as Exhibit 10.1, which is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description

10.1
Credit Agreement, dated as of November 17, 2025, by and among The William Carter Company, as U.S. Borrower, The Genuine Canadian Corp., as Canadian Borrower, the lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other parties thereto

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 17, 2025	CARTER’S, INC.

	By:	/s/ Antonio D. Robinson
	Name:	Antonio D. Robinson
	Title:	Chief Legal & Compliance Officer and Secretary